   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 1995
                                                            REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ADVANCE ROSS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                 36-3878407
   (STATE OR OTHER JURISDICTION                      (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)


       233 SOUTH WACKER DRIVE, SUITE 9700, CHICAGO, ILLINOIS  60606-6502
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

             ADVANCE ROSS CORPORATION 1995 DIRECTORS DEFERRAL PLAN
                1993 ADVANCE ROSS CORPORATION STOCK OPTION PLAN
                   ADVANCE ROSS CORPORATION STOCK OPTION PLAN
          ADVANCE ROSS / EUROPE TAX-FREE SHOPPING AB STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)

                                HARVE A. FERRILL
                            ADVANCE ROSS CORPORATION
                       233 SOUTH WACKER DRIVE, SUITE 9700
                         CHICAGO, ILLINOIS  60606-6502
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (312) 382-1100
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                WITH A COPY TO:
                         HERBERT S. WANDER, ESQ., P.C.
                             KATTEN MUCHIN & ZAVIS
                          525 WEST MONROE, SUITE 1600
                          CHICAGO, ILLINOIS 60661-3693
                                 (312) 902-5200

                        CALCULATION OF REGISTRATION FEE

                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
    TITLE OF SECURITIES TO BE    AMOUNT TO BE    OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION
           REGISTERED            REGISTERED(1)        SHARE(2)                PRICE(2)             FEE(3)
     ------------------------    -------------   -------------------     -------------------    ------------
 Common Stock,
 $.01 par value per share  . .      100,000            $17.25              $1,725,000.00           $594.83

(1) Includes an indeterminate number of shares of Advance Ross Corporation Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.
(2) The amounts are based upon the average of the high and low sale prices of Advance Ross Corporation common stock as reported on the NASDAQ National Market System on October 2, 1995, and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.
(3) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein includes 2,036,952 shares of Common Stock covered by Registration Statement on Form S-8 (No. 33-59952), for which a filing fee of $2,625.76 was paid and 626,740 shares of Common Stock covered by Registration Statement on Form S-8 (No. 33-74620), for which a filing fee of $1,897.78 was paid. The foregoing numbers of shares of Common Stock covered by these Registration Statements have been adjusted to take into account a two-for-one stock split of the Company's Common Stock effective February 4, 1994, and a two-for-one stock split of the Company's Common Stock effective September 8, 1995.

The registrant has filed a Registration Statement on Form S-8 (No. 33-59952) which first became effective on March 25, 1993, and a Registration Statement on Form S-8 (No. 33-74620) which first became effective on January 27, 1994. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein includes 2,036,952 shares of Common Stock covered by Registration Statement No. 33-59952, of which 454,248 shares have been issued and 626,740 shares of Common Stock covered by Registration Statement No. 33-74620, of which 5,348 shares have been issued. The foregoing numbers of shares of Common Stock covered by these Registration Statements have been adjusted to take into account a two-for-one stock split of the Company's Common Stock effective February 4, 1994, and a two-for-one stock split of the Company's Common Stock effective September 8, 1995.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

    The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

    The Form S-8 has one form of prospectus. The prospectus is to be used for reoffers and resales of the Company's Common Stock acquired pursuant to the exercise of options by affiliates of the Company who are participating in the Advance Ross Corporation 1995 Directors Deferral Plan, 1993 Advance Ross Corporation Stock Option Plan, the Advance Ross Corporation Stock Option Plan and the Advance Ross/Europe Tax-Free Shopping AB Stock Option Plan. The Prospectus has been prepared in accordance with the requirements of Form S-3, as required by the conditions specified in General Instruction C to Form S-8.

    The Company has filed a Registration Statement on Form S-8 (No. 33-59952) which first became effective on March 25, 1993, and a Registration Statement on Form S-8 (No. 33-74620) which first became effective on January 27, 1994, the contents of which are herein incorporated by this reference.

                            ADVANCE ROSS CORPORATION

                        1,164,388 SHARES OF COMMON STOCK

                             233 SOUTH WACKER DRIVE
                                   SUITE 9700
                          CHICAGO, ILLINOIS 60606-6502
                                 (312) 382-1100


    This Prospectus relates to up to 1,164,388 shares of Common Stock ("Common Stock" or the "Shares") of Advance Ross Corporation (the "Company"), which may be offered by the Selling Security Holder (as hereinafter defined) listed herein under the caption "Selling Security Holder." All 1,164,388 Shares may be acquired upon the exercise of stock options granted to the Selling Security Holder as a director, officer, employee or consultant of the Company. The dates on which the options become exercisable, and the respective expiration dates of the options, are described under the caption "Selling Security Holder."

    The 1,164,388 Shares covered by this Prospectus may be offered by the Selling Security Holder from time to time in transactions on the NASDAQ National Market System ("NASDAQ"), at prices and terms then obtainable, through negotiated transactions at negotiated prices, or through underwriters, broker-dealers or otherwise, however, there is no commitment to sell any of these Shares. The amount of Shares offered will be determined from time to time by each Selling Security Holder at his sole discretion. The Company will not receive any part of the proceeds of any sales. Any brokers' commissions, discounts, or other underwriters' compensation will be paid by the Selling Security Holder.

    The Selling Security Holder, and the broker-dealers through whom sales may be made, may, the Company not so conceding, be deemed to be underwriters under the Securities Act of 1933 (the "Securities Act"), and any commissions paid or any discounts or concessions allowed to such broker-dealers may be underwriting discounts and commissions under the Securities Act.

    The Company's Common Stock is traded on NASDAQ. On October 2, 1995, the closing ask price of the Common Stock on NASDAQ was $17.25 per Share. This price per Share reflects a two-for-one stock split of the Company's Common Stock effective September 8, 1995.





             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
               BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
                THE COMMISSION PASSED UPON THE ACCURACY OR ADE-
                 QUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is October 6, 1995

                               TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
Available Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              3

Selling Security Holders    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              3

Plan of Distribution    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              5

Description of Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              5

Incorporation of Certain Documents by Reference   . . . . . . . . . . . . . . . . . . . . . . . .              6

Legal Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              7

         No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made through its use shall imply that there has been no change in the affairs of the Company since the date hereof.

                             AVAILABLE INFORMATION

         The Company is subject to certain of the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the following regional offices at the Commission: Room 1028, 75 Park Place, New York, New York 10007; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by mail addressed to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company has filed a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with the Commission with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied in the manner and at the sources described above.


                            SELLING SECURITY HOLDERS

         Each of the Selling Security Holders identified below is the holder of non-qualified stock options granted by the Company, and this Prospectus covers the possible resale of the Common Stock issued or issuable upon the exercise of these options. The amount of Shares issued or issuable upon the exercise of the Selling Security Holders' options have been adjusted to take into account a two-for-one stock split of the Company's Common Stock effective September 8, 1995.

HARVE A. FERRILL

         Mr. Ferrill, Chairman of the Board, Chief Executive Officer and a director of the Company, was granted non-qualified stock options pursuant to the Advance Ross Corporation Stock Option Plan on October 26, 1992, to acquire a total of 400,000 Shares at a price of $2.50 per Share that are covered by this Prospectus. Options to acquire 200,000 Shares became exercisable on each of April 26, 1993, and April 26, 1994. All of these options expire on October 26, 2002. Mr. Ferrill was also granted non-qualified stock options pursuant to the 1993 Advance Ross Corporation Stock Option Plan on June 5, 1995, to acquire a total of 50,000 Shares at a price of $12.50 per Share that are covered by this Prospectus. Options to acquire 25,000 Shares will become exercisable on each of June 5, 1996, and June 5, 1997. All of these options expire on June 5, 2005. Mr. Ferrill currently owns 142,600 shares of Common Stock.

PAUL G. YOVOVICH

         Mr. Yovovich, President, Chief Operating Officer and a director of the Company, was granted non-qualified stock options pursuant to the Advance Ross Corporation Stock Option Plan on June 7, 1993, to acquire a total of 200,000 Shares at a price of $3.75 per Share that are covered by this Prospectus. Options to acquire 100,000 Shares became exercisable on each of December 7, 1993, and December 7, 1994. All of these options expire on June 7, 2003. Mr. Yovovich was also granted non-qualified stock options pursuant to the 1993 Advance Ross Corporation Stock Option Plan on June 15, 1993, to acquire a total of 200,000 Shares at a price of $4.00 per Share that are also covered by this Prospectus. Options to acquire 100,000 Shares became exercisable on each of December 15, 1993, and December 15, 1994. All of these options expire on June 15, 2003. Mr. Yovovich was also granted additional non-qualified stock options pursuant to the 1993 Advance Ross Corporation Stock Option Plan on June 5, 1995, to acquire a total of 40,000 Shares at a price of $12.50 per Share that are covered by this Prospectus. Options to acquire 20,000 Shares will become exercisable on each of June 5, 1996, and June 5, 1997. All of these options expire on June 5, 2005. Mr. Yovovich currently owns 6,400 shares of Common Stock.

RANDY M. JOSEPH

         Mr. Joseph, Vice President, Chief Financial Officer and Treasurer of the Company, was granted non-qualified stock options pursuant to the 1993 Advance Ross Corporation Stock Option Plan on November 21, 1994, to acquire a total of 10,000 Shares at a price of $10.13 per Share that are covered by this Prospectus. Options to acquire 2,000 Shares will become exercisable on each of November 21, 1995, November 21, 1996, November 21, 1997, November 21, 1998, and November 21, 1999. All of these options expire on November 21, 2004. Mr. Joseph was also granted non-qualified stock options pursuant to the 1993 Advance Ross Corporation Stock Option Plan on June 5, 1995, to acquire a total of 15,000 Shares at a price of $12.50 per Share that are covered by this Prospectus. Options to acquire 7,500 shares will become exercisable on each of June 5, 1996, and June 5, 1997. All of these options expire on June 5, 2005. Mr. Joseph currently owns 1,200 shares of Common Stock.

         If either Mr. Ferrill or Mr. Yovovich incurs a termination of employment prior to June 5, 1997, or Mr. Joseph incurs a termination of employment prior to November 21, 1999, all or any portion of the options which are not exercisable on the date immediately preceding the termination of employment shall not be nor become exercisable at any time on or after the date of termination of employment, except that if the Selling Security Holder's termination of employment is due to death or disability, as determined by the Advance Ross Stock Option Plan Committee, all outstanding options shall be fully exercisable.

         If the termination of employment is due to death, any unexercised and unexpired options may be exercised at any time within the one year period immediately following the date of the appointment of a representative. If the termination of employment is due to cause, any unexercised and unexpired options shall terminate simultaneously with the date of such termination of employment. If the termination of employment is due to other than death or cause, any unexercised and unexpired options shall terminate one year following the date of such termination of employment.

         Upon a "change in control" (as defined in the applicable plan) of the Company, Mr. Ferrill, Mr. Yovovich and Mr. Joseph's unexercisable options shall become fully exercisable in accordance with the plan under which they were issued.

ROGER ANDERSON

         Mr. Anderson, a consultant to and director of the Company, was granted non-qualified stock options pursuant to the Advance Ross/Europe Tax-Free Shopping AB Stock Option Plan in November 1992 to acquire a total of 334,236 Shares at a price of $3.13 per Share. Mr. Anderson has exercised options on 86,848 Shares, and has remaining options to acquire a total of 247,388 Shares, all of which are covered by this Prospectus. Options to acquire 20 percent of the total 334,236 Shares became exercisable on each of November 2, 1993, and November 2, 1994, and will become exercisable on each of November 2, 1995, November 2, 1996, and November 2, 1997. All of these options expire on November 2, 1998. Mr. Anderson was also granted non-qualified stock options pursuant to the Advance Ross Corporation 1995 Directors Deferral Plan on June 5, 1995, to acquire a total of 2,000 Shares at a price of $12.50 per Share that are covered by this Prospectus. Options to acquire 100 percent of the total 2,000 Shares will become exercisable on the earlier of June 4, 1996, if Mr. Anderson is still a director of the Company or the date Mr. Anderson ceases to be a director of the Company because of his death or disability. All of these options expire on June 5, 2005. Mr. Anderson currently owns 9,432 shares of Common Stock.

         Upon a "change in control" (as defined in the applicable plan) of the Company, Mr. Anderson's unexercisable options issued under the Advance Ross Corporation 1995 Directors Deferral Plan shall be fully exercisable and in certain circumstances be converted into cash all in accordance with such plan and Mr. Anderson's unexercisable options issued under the Advance Ross/Europe Tax-Free Shopping AB Stock Option Plan shall become fully exercisable in accordance with such plan.


                              PLAN OF DISTRIBUTION

         The Company will receive no proceeds from this offering. The securities offered hereby may be sold by the Selling Security Holder acting as principal for his own account through market transactions on NASDAQ, in one or more negotiated transactions at negotiated prices, or otherwise. The sale of securities may be offered to or through underwriters, brokers or dealers, and such underwriters, brokers or dealers may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Security Holder and/or the purchasers of the securities for whom they act as agent. The Selling Security Holder and any underwriters, brokers or dealers that participate in the distribution of the securities may, the Company not so conceding, be deemed to be underwriters and any compensation received by them and any provided pursuant to the sale of the securities by them might be deemed to be underwriting discounts and commissions under the Securities Act. In order to comply with certain states' securities laws, if applicable, the securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.


                          DESCRIPTION OF COMMON STOCK

         The Company's authorized capital stock consists of 12,000,000 shares of common stock, $.01 par value per share, and 1,200,000 shares of preferred stock, divided into 1,000,000 shares of $1 par value preferred stock (the "$1.00 Preferred Stock") and 200,000 shares of 5% cumulative preferred stock, $25 par value per share (the "5% Preferred Stock"). The Company's Common Stock and 5% Preferred Stock are registered under the Exchange Act.

COMMON STOCK
         The authorized common stock of the Company consists of 12,000,000 shares of Common Stock, of which 7,075,370 were issued and outstanding as of October 2, 1995. All shares of common stock currently outstanding are fully paid and nonassessable, not subject to redemption and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.

         Voting.  Holders of Common Stock are entitled to one vote per share.

         Conversion.  The Common Stock has no conversion rights.

         Dividends. Holders of Common Stock are entitled to receive, on a cumulative basis, after the requirements with respect to the 5% Preferred Stock have been met and subject to the rights and preferences of the $1.00 Preferred Stock, their pro rata share of any cash dividend if and when declared by the Board of Directors from funds legally available therefor.

         Liquidation. After distribution in full of the preferential amount to be distributed to the holders of the 5% Preferred Stock then outstanding, the holders of the Common Stock shall, subject to such rights and preferences of the $1.00 Preferred Stock, be entitled to receive all of the remaining assets of the corporation available for distribution to its stockholders outstanding according to the number of shares of Common Stock held by them, respectively.

         Transfer Agent. The Company's Transfer Agent and Registrar for the Common Stock is Chemical Mellon Shareholder Services.

PREFERRED STOCK.
         The authorized preferred stock consists of 1,200,000 shares, which consists of $1.00 par value per share, 1,000,000 shares authorized, none issued or outstanding and 5% Cumulative Preferred Stock, $25.00 par value per share, 200,000 shares authorized and 18,775 issued and outstanding as of October 2, 1995.

         The $1.00 Preferred Stock may be issued by resolutions of the Company's Board of Directors from time to time without any action of the stockholders. Such resolutions may authorize issuances of the $1.00 Preferred Stock, and may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms, and other privileges and rights of the stockholder of the $1.00 Preferred Stock so authorized. Such $1.00 Preferred Stock shall not be preferred or prior to the 5% Preferred Stock without the affirmative vote of at least two-thirds of the outstanding shares of the 5% Preferred Stock.

         Voting. The holders of the 5% Preferred Stock have no voting rights whatsoever, except as set forth in the following sentence. If the Company fails to make the payments due on the 5% Preferred Stock and such failure continues for a period of 12 months, the holders of the 5% Preferred Stock shall have the right, until all dividends accrued have been declared and paid, voting separately as a class, to elect one-third of the total number of directors of the Company, or if the number of directors of the Company is not a multiple of three, the integer next larger than one-third of the entire Board of Directors.

         Conversion.  The 5% Preferred Stock has no conversion rights.

         Dividends. Holders of the 5% Preferred Stock are entitled to receive dividends of $1.25 per share per annum in equal quarterly installments.

         Liquidation. The holders of the 5% Preferred Stock are entitled to receive, ratably and equally, a sum equal to all accumulated and accrued unpaid dividends and $25 per share of 5% Preferred Stock if such distribution is involuntary or $27.50 per share of 5% Preferred Stock if such distribution is voluntary.

         Redemption. The 5% Preferred Stock is subject to redemption in whole or in part at the option of the Company upon payment of $27.50 per share plus accumulated, accrued and unpaid dividends.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the year ended December 31, 1994, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, and June 30, 1995, and the Company's Reports on Form 10-C, dated June 30, 1995, and August 25, 1995 are hereby incorporated by reference in this Prospectus. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Copies of all documents incorporated herein by reference other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein) and of any other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act of 1933, as amended, will be provided without charge to each person who receives a copy of this Prospectus upon written or oral request to the Company's principal executive offices at: 233 South Wacker Drive, Suite 9700, Chicago, Illinois 60606-6502,
Attention: Secretary (telephone: (312) 382-1100).


                                 LEGAL MATTERS

         Certain legal matters with respect to the validity of the Common Stock offered hereby have been passed upon for the Company by Katten Muchin & Zavis, a partnership including professional corporations, Chicago, Illinois. Herbert
S. Wander, a director of the Company, is a professional corporate member of Katten Muchin & Zavis, which has and will continue to provide legal services to the Company. As of September 11, 1995, Mr. Wander directly beneficially owned 20,000 shares of Common Stock and pursuant to the Advance Ross 1995 Directors Deferral Plan was granted non-qualified stock options to acquire an additional 2,000 shares of Common Stock. Saul E. Rudo, a member of Katten Muchin & Zavis, directly beneficially owned 600 shares of Common Stock as of October 2, 1995.

                                   *   *   *

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the SEC are incorporated in this Registration Statement by reference:

          1. Advance Ross Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

          2. Advance Ross Corporation's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1995, and June 30, 1995.

          3. Advance Ross Corporation's Reports on Form 10-C, dated June 30, 1995, and August 25, 1995.

          4. The description of the Advance Ross Corporation common stock (the "Common Stock") which is contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and all amendments thereto and reports filed for the purpose of updating such description.

          In addition, all documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

          The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this registration statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference). The Company hereby further undertakes to deliver or cause to be delivered to all participants who have an interest through the Plan in Common Stock (and any other participants who request such information orally or in writing) who do not otherwise receive such material, copies of all reports, proxy statements and other communications distributed by the Company to its stockholders generally, no later than the time such materials are first sent to its stockholders.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          The legality of the shares offered hereby and legal matters in connection with the interests in the Plan have been passed upon by Katten Muchin & Zavis, a partnership including professional corporations. Herbert S. Wander, a director of the Company, is a professional corporate member of Katten Muchin & Zavis, which has and will continue to provide legal services to the
Company.   As of September 11, 1995, Mr. Wander directly beneficially owned
20,000 shares of Common Stock and pursuant to the Advance Ross Corporation Directors Deferral Plan was granted non-qualified Stock options to acquire an additional 2,000 shares of Common Stock. Saul E. Rudo, a member of Katten Muchin & Zavis directly beneficially owned 600 shares of Common Stock as of October 2, 1995.

          The consolidated financial statements and schedules of the Company for the periods ended December 31, 1992, 1993 and 1994, included in the Company's Annual Report on Form 10-K, which have been incorporated by reference in this Registration Statement on Form S-8 by reference, have been audited by Deloitte & Touche LLP, independent auditors, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of such firm as experts in accounting and auditing.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          Article Fourteenth of the Company's Restated Certificate of Incorporation as amended (the "Company Certificate") provides that the Company shall indemnify its directors (former and present) and officers against certain liabilities and expenses incurred as a result of their duties, and, along with
Article 12 of the By-Laws of the Company, defines the rights of the Company directors and officers to indemnification by the Company in the event of personal liability or expenses incurred by them as a result of certain litigation against them.

          The Delaware General Corporation Law (the "GCL") empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. In addition, the GCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care.

          The directors and officers of the Company are covered by an insurance policy, indemnifying them against certain civil liabilities, including certain liabilities under the federal securities laws, which might be incurred by them in such capacity. Further, the Company has entered into indemnification agreements with each member of the board of directors which provide for additional indemnification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          Not Applicable.

ITEM 8.   EXHIBITS.
          4.1  Advance Ross Corporation 1995 Directors Deferral Plan.

          4.2 Form of Advance Ross Corporation 1995 Deferral Plan Option Agreement.

          4.3 1993 Advance Ross Corporation Stock Option Plan. Incorporated by reference to Exhibit 4.1 of Form S-8 dated January 27, 1994 (File No. 33-74620).

          4.4 Form of Advance Ross/Europe Tax-Free Shopping AB Stock Option Agreement. Incorporated by reference to Exhibit 4.1 of Form S-8 dated March 25, 1993 (File No. 33-59952).

          4.5 Form of Stock Option Agreement by and between the partners of Hamilton Capital Partners and Advance Ross Corporation. Incorporated by reference to Item 7(c)(28.6) to Form 8-K, dated November 2, 1992 (File No. 0-770).

          4.6 Advance Ross Corporation Stock Option Plan. Incorporated by reference to Exhibit 4.2 of Form S-8 dated March 25, 1993 (File No. 33-59952).

          4.7 Amendment to Advance Ross Corporation Stock Option Plan dated June 8, 1995.

          4.8 Form of Advance Ross Corporation Stock Option Agreement. Incorporated by reference to Exhibit 4.3 of Form S-8 dated March 25, 1993 (File No. 33-59952).

          4.9 Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference to Appendix B of Form S-4 filed on April 14, 1993 (File No. 0-21822).

          4.10 Amendment to Amended and Restated Certificate of Incorporation of the Company dated June 16, 1993.

          4.11 Amendment to Amended and Restated Certificate of Incorporation of the Company dated June 23, 1994.

          4.12 By-laws of the Company. Incorporated by reference to Appendix C of Form S-4 filed on April 14, 1993 (File No. 0-21822).

          5 Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock being offered under the Plan.

         23.1 Consent of Deloitte & Touche LLP with respect to their reports on certain financial statements of the Company.

         24.3  Consent of Katten Muchin & Zavis (see Exhibit 5).

         25.1 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.   UNDERTAKINGS.
          1.  The Company hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act of 1933");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company and subsidiary companies pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois, on the 5th day of October, 1995.

                                        ADVANCE ROSS CORPORATION
                                        By:   /S/ HARVE A. FERRILL
                                           ---------------------------------
                                           Harve A. Ferrill, Chief Executive
                                           Officer

         NOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Harve A. Ferrill, Randy M. Joseph and Herbert S. Wander, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and file any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities, on the 5th day of October, 1995.

       SIGNATURE                           TITLE
       ---------                           -----
 /S/ HARVE A. FERRILL           Chairman of the Board, Chief Executive Officer, Principal
--------------------------      Executive Officer and Director
   Harve A. Ferrill

/S/ PAUL G. YOVOVICH            President, Chief Operating Officer and Director
--------------------------
   Paul G. Yovovich

  /S/ RANDY M. JOSEPH           Vice President, Treasurer, Chief Financial Officer and
--------------------------      Principal Accounting Officer
    Randy M. Joseph

 /S/ DUANE R. KULLBERG          Director
--------------------------
   Duane R. Kullberg

 /S/ HERBERT S. WANDER          Director
--------------------------
   Herbert S. Wander

                                Director
--------------------------
  Thomas J. Peterson

/S/ HAROLD E. GUENTHER          Director
--------------------------
  Harold E. Guenther

 /S/ ROGER E. ANDERSON          Director
--------------------------
   Roger E. Anderson

                                 EXHIBIT INDEX


          4.1  Advance Ross Corporation 1995 Directors Deferral Plan.

          4.2 Form of Advance Ross Corporation 1995 Deferral Plan Option Agreement.

          4.3 1993 Advance Ross Corporation Stock Option Plan. Incorporated by reference to Exhibit 4.1 of Form S-8 dated January 27, 1994 (File No. 33-74620).

          4.4 Form of Advance Ross/Europe Tax-Free Shopping AB Stock Option Agreement. Incorporated by reference to Exhibit 4.1 of Form S-8 dated March 25, 1993 (File No. 33-59952).

          4.5 Form of Stock Option Agreement by and between the partners of Hamilton Capital Partners and Advance Ross Corporation. Incorporated by reference to Item 7(c)(28.6) to Form 8-K, dated November 2, 1992 (File No. 0-770).

          4.6 Advance Ross Corporation Stock Option Plan. Incorporated by reference to Exhibit 4.2 of Form S-8 dated March 25, 1993 (File No. 33-59952).

          4.7 Amendment to Advance Ross Corporation Stock Option Plan dated June 8, 1995.

          4.8 Form of Advance Ross Corporation Stock Option Agreement. Incorporated by reference to Exhibit 4.3 of Form S-8 dated March 25, 1993 (File No. 33-59952).

          4.9 Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference to Appendix B of Form S-4 filed on April 14, 1993 (File No. 0-21822).

          4.10 Amendment to Amended and Restated Certificate of Incorporation of the Company dated June 16, 1993.

          4.11 Amendment to Amended and Restated Certificate of Incorporation of the Company dated June 23, 1994.

          4.12 By-laws of the Company. Incorporated by reference to Appendix C of Form S-4 filed on April 14, 1993 (File No. 0-21822).

          5 Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock being offered under the Plan.

         23.1 Consent of Deloitte & Touche LLP with respect to their reports on certain financial statements of the Company.

         24.3  Consent of Katten Muchin & Zavis (see Exhibit 5).

         25.1 Power of Attorney (included on the signature page of this Registration Statement).